Driven Brands Holdings Inc. Reports Second Quarter 2026 Results
--Revenue increases 6.8% to $507.4 million with same store sales growth of 1.4%--
--Take 5 same store sales increase 3.6%; 24th consecutive quarter of growth--
--Net leverage ratio improves to 3.1x Adjusted EBITDA--
--Company reiterates fiscal year 2026 outlook ranges--
Charlotte, N.C. (August 6, 2026) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the second quarter ending June 27, 2026.
For the second quarter, Driven Brands delivered revenue of $507.4 million, an increase of 7% versus the prior year. System-wide sales increased 5% to $1.6 billion, driven by a 1% increase in same store sales and 5% increase in store count versus the prior year.
Net income from continuing operations was $37.3 million or $0.23 per diluted share versus $16.4 million or $0.10 per diluted share in the prior year. Adjusted Net Income1 was $48.2 million or $0.29 per diluted share versus $48.9 million or $0.30 per diluted share in the prior year. Adjusted EBITDA1, which included $11.8 million of non-recurring, restatement-related costs, was $107.0 million, a decrease of 7% versus the prior year.
“Our results this quarter reflect the strength of our diversified, non-discretionary portfolio,” said Danny Rivera, President and Chief Executive Officer. “Revenue grew 7%, every segment delivered positive same store sales growth, and Take 5 extended its streak to 24 consecutive quarters of positive same store sales growth, including 3.6% growth this quarter. We also moved closer to our 3x leverage target, ending the quarter at 3.1x.”

“We are reiterating our full-year 2026 outlook ranges and remain focused on scaling Take 5, generating consistent cash flow, and further reducing leverage. We are operating in a dynamic consumer environment and are managing the business with appropriate discipline. Our resilient portfolio, strong balance sheet, and focus on execution position us well to navigate uncertain market conditions and deliver long-term shareholder value,” Rivera concluded.

Note: Prior-period financial information presented herein reflects results inclusive of restatement corrections and has been recast for discontinued operations for the applicable periods. Cash flow statements have not been recast to reflect the impact of discontinued operations.

Second Quarter 2026 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$460.2	1,421	3.6%	$334.8	$114.9
Franchise Brands	1,095.8	2,696	0.5%	69.6	41.2
Auto Glass Now	72.7	206	2.6%	72.9	3.5
Corporate and Other	N/A	N/A	N/A	30.1	(52.5)
Total	$1,628.7	4,323	1.4%	$507.4	107.0
Note: Certain columns may not add due to rounding.

Capital and Liquidity
The Company ended the quarter with a net leverage ratio of 3.1x Adjusted EBITDA and total liquidity of $855 million consisting of $184 million in cash and cash equivalents and $671 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135 million 2022-1 Securitization Senior Notes that would expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.

Fiscal Year 2026 Outlook
The Company reiterates its financial outlook ranges for fiscal year 2026 as follows:

2026 Outlook
Revenue	~$1.95 - $2.05 billion
Adjusted EBITDA[1]	~$430 - $460 million
Adjusted Diluted EPS[1]	~$1.15 - $1.25
The Company expects fiscal year 2026 Adjusted EBITDA1 to be at the low end of its outlook range, reflecting continued uncertainty with lower-income consumers and the conflict in the Middle East, as well as its expectation for the non-recurring, restatement-related costs to come in at the high end of its $35 million to $45 million range.

The Company continues to expect fiscal year 2026 same store sales growth in the range of flat to 2%; and net store growth of approximately 160 to 190.

The Company continues to expect to generate between $125 million and $145 million of free cash flow2 in fiscal year 2026.

Note: 2026 Outlook excludes the impact of any potential M&A and divestitures other than the completed divestiture of the international car wash business.
1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 Free cash flow is a non-GAAP financial measure defined as cash provided by operating activities less capital expenditures, net of proceeds from sale leaseback transactions. Management believes free cash flow is a useful indicator of the Company’s ability to generate cash that can be used to repay debt, reinvest in the business, and return capital to shareholders. Forward-looking estimates of free cash flow are made in a manner consistent with the relevant definitions and assumptions noted herein.
Nasdaq Listing Compliance
Following the filing of its Form 10‑Q for the period ended March 28, 2026, the Company received notification from Nasdaq on June 12, 2026, that it had regained compliance with the periodic filing requirements under Listing Rule 5250(c)(1).

Conference Call
Driven Brands will host a conference call to discuss second quarter 2026 results today, Thursday, August 6, 2026, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including oil change, paint, collision, glass, vehicle repair, and maintenance. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. As of the end of fiscal year 2025, Driven Brands had over 4,200 locations across the U.S. and Canada, and services tens of millions of vehicles annually. Driven Brands’ network generated approximately $1.9 billion in annual revenue from approximately $6.1 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries: Media inquiries:
Steve Alexander Krista Busada
Stephen.Alexander@drivenbrands.com Krista.Busada@drivenbrands.com
(972) 467-6180 (704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
		As Restated and Recast		As Restated and Recast
Net revenue:
Franchise royalties and fees	$51,662	$49,180	$98,925	$93,890
Company-operated store sales	352,604	333,280	689,736	647,411
Advertising contributions	30,098	27,041	58,933	52,366
Supply and other revenue	73,052	65,712	144,263	129,158
Total net revenue	507,416	475,213	991,857	922,825
Operating expenses:
Company-operated store expenses	208,643	192,322	403,900	379,445
Advertising expenses	30,098	27,040	58,933	52,365
Supply and other expenses	43,764	39,153	83,531	74,590
Selling, general, and administrative expenses	129,704	150,520	261,515	275,179
Depreciation and amortization	22,157	19,129	43,488	39,440
Total operating expenses	434,366	428,164	851,367	821,019
Operating income	73,050	47,049	140,490	101,806
Other expenses, net:
Interest expense, net	20,791	31,146	44,243	67,412
Foreign currency transaction loss (gain), net	1,212	(8,659)	10,142	(9,130)
Loss on debt extinguishment	—	—	1,820	—
Other expenses, net	22,003	22,487	56,205	58,282
Income before taxes from continuing operations	51,047	24,562	84,285	43,524
Income tax expense	13,773	8,130	23,180	13,584
Net income from continuing operations	$37,274	$16,432	$61,105	$29,940
(Loss) gain on sale of discontinued operations, net of tax	(3,027)	38,948	26,259	38,948
Net (loss) income from discontinued operations, net of tax	—	(1,336)	1,713	(4,918)
Net income	$34,247	$54,044	$89,077	$63,970

Basic earnings per share:
Continuing Operations	$0.23	$0.10	$0.37	$0.18
Discontinued Operations	(0.02)	0.23	0.17	0.21
Net basic earnings per share	$0.21	$0.33	$0.54	$0.39

Diluted earnings per share:
Continuing Operations	$0.23	$0.10	$0.37	$0.18
Discontinued Operations	(0.02)	0.23	0.17	0.21
Net diluted earnings per share	$0.21	$0.33	$0.54	$0.39

Weighted average shares outstanding
Basic	164,481	162,833	164,319	161,701
Diluted	164,936	164,150	164,774	162,984

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	June 27, 2026	December 27, 2025
Assets
Current assets:
Cash and cash equivalents	$183,947	$102,938
Restricted cash	100	162
Accounts and notes receivable, net	155,245	131,958
Inventory	52,087	52,375
Prepaid and other assets	30,302	50,103
Income tax receivable	48,447	49,266
Advertising fund assets, restricted	72,298	60,826
Assets held for sale	11,522	31,233
Current assets of discontinued operations	—	61,993
Total current assets	553,948	540,854
Other assets	113,264	114,657
Property and equipment, net	496,273	471,804
Operating lease right-of-use assets	548,477	513,458
Deferred commissions	7,824	7,824
Intangibles, net	606,309	617,849
Goodwill	1,209,228	1,218,002
Deferred tax assets	3,917	3,982
Non-current assets of discontinued operations	—	671,490
Total assets	$3,539,240	$4,159,920
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$128,468	$93,029
Accrued expenses and other liabilities	166,879	198,759
Income tax payable	2,226	2,652
Current portion of long-term debt	26,243	276,691
Tax receivable agreement payable	29,656	56,211
Advertising fund liabilities	23,258	24,670
Current liabilities of discontinued operations	—	73,795
Total current liabilities	376,730	725,807
Long-term debt	1,658,932	1,882,783
Deferred tax liabilities	26,438	13,554
Operating lease liabilities	535,268	501,506
Tax receivable agreement payable	78,615	73,084
Deferred revenue	29,872	30,365
Long-term accrued expenses and other liabilities	94	—
Non-current liabilities of discontinued operations	—	165,619
Total liabilities	2,705,949	3,392,718
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,979,816 and 164,531,712 shares issued and outstanding; respectively	1,650	1,645
Additional paid-in capital	1,745,494	1,736,416
Accumulated deficit	(864,131)	(953,208)
Accumulated other comprehensive loss	(49,722)	(17,651)
Total shareholders’ equity	833,291	767,202
Total liabilities and shareholders' equity	$3,539,240	$4,159,920

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(in thousands)	June 27, 2026	June 28, 2025
		As Restated
Net income	$89,077	$63,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,488	71,081
Share-based compensation expense	10,816	23,022
Loss (gain) on foreign denominated transactions	7,291	(13,343)
Loss on foreign currency derivatives	2,851	4,213
Gain on sale and disposal of businesses, fixed assets, and sale leaseback transactions	(25,709)	(49,535)
Loss on fair value of seller note receivable	—	17,000
Reclassification of interest rate hedge to income	—	(1,033)
Bad debt expense	3,410	9,271
Asset impairment charges and lease terminations	—	24,575
Amortization of deferred financing costs and bond discounts	3,777	6,206
Amortization of cloud computing	10,635	5,829
Provision for deferred income taxes	13,932	11,347
Loss on extinguishment of debt	1,820	—
Other, net	(9,077)	(5,003)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(26,230)	(44,295)
Inventory	211	1,840
Prepaid and other assets	18,073	(3,162)
Advertising fund assets and liabilities, restricted	(14,046)	(11,599)
Other assets	(7,949)	150
Deferred commissions	(2)	303
Deferred revenue	(492)	(934)
Accounts payable	35,968	29,874
Accrued expenses and other liabilities	(17,520)	10,140
Income tax receivable	(7,427)	686
Cash provided by operating activities	132,897	150,603
Cash flows from investing activities:
Capital expenditures	(80,924)	(124,641)
Cash used in business acquisitions, net of cash acquired	—	(6,034)
Proceeds from sale leaseback transactions	23,001	22,810
Proceeds from sale or disposal of businesses and fixed assets, net of cash sold	484,209	266,133
Cash provided by investing activities	426,286	158,268
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	—	(1,414)
Repayment of long-term debt	(340,286)	(305,446)
Proceeds from revolving lines of credit and short-term debt	107,000	65,000
Repayment of revolving lines of credit and short-term debt	(247,000)	(75,000)
Repayment of principal portion of finance lease liability	(3,764)	(3,140)
Payment of Tax Receivable Agreement	(21,630)	—
Tax obligations for share-based compensation	(2,166)	(2,582)
Cash used in financing activities	(507,846)	(322,582)

Effect of exchange rate changes on cash	(1,494)	5,464
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	49,843	(8,247)
Cash and cash equivalents, beginning of period	132,682	141,810
Cash included in advertising fund assets, restricted, beginning of period	52,204	38,930
Restricted cash, beginning of period	162	358
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	185,048	181,098
Cash and cash equivalents, end of period	183,947	133,079
Cash included in advertising fund assets, restricted, end of period	50,844	39,438
Restricted cash, end of period	100	334
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$234,891	$172,851

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are “forward-looking statements” for the purposes of federal and state securities laws, including, among other things, any statements relating to: (i) the current geopolitical environment, including the impact, both direct and indirect, of global conflicts, government actions, such as proposed and enacted tariffs and governmental shutdowns; (ii) our strategy, outlook, and growth prospects; (iii) our operational and financial targets, dividend policy, and capital allocation strategy; (iv) general economic trends and trends in our industry and markets; (v) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (vi) our internal control over financial reporting; (vii) the proper application of generally accepted accounting principles in the preparation of our financial statements, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (viii) the competitive environment in which we operate; and (ix) potential post-closing obligations and liabilities relating to the sale of our car wash businesses. Forward-looking statements may include, among others, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following: our ability to compete with other businesses in the automotive aftermarket industries; advances and changes in automotive technology; changes in consumer preferences, perceptions, and spending patterns; changes in general economic conditions and the geographic concentration of our locations; our ability to timely recruit and retain qualified accounting personnel; the need to rely on third-party service providers, which could result in significant costs; diversion of management’s time, attention and resources from strategic matters due to remediation efforts related to the material weaknesses in our internal control over financial reporting and disclosure controls and procedures; our inability to maintain an effective system of internal controls; our inability to remediate the material weaknesses in our internal control over financial reporting and disclosure controls and procedures or additional material weaknesses or other deficiencies in the future; the restatement of certain of our previously issued consolidated financial statements; the adverse effect of litigation; the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2026 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three and six months ended June 27, 2026, compared to the three and six months ended June 28, 2025.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(in thousands, except per share data)		As Restated		As Restated
Net income from continuing operations	$37,274	$16,432	$61,105	$29,940
Adjustments:
Acquisition related costs(a)	118	983	288	998
Non-core items and project costs, net(b)	1,511	(1,134)	4,003	2,076
Cloud computing amortization(c)	5,450	3,948	10,635	5,829
Share-based compensation expense(d)	5,101	10,663	11,449	22,923
Foreign currency transaction loss (gain), net(e)	1,212	(8,659)	10,142	(9,130)
Impairment, (gain) loss on sale of assets, net, and closed store expenses(f)	(373)	34,314	733	44,208
Loss on debt extinguishment(g)	—	—	1,820	—
Amortization related to acquired intangible assets(h)	4,650	4,528	9,305	9,180
Adjusted net income before tax impact of adjustments	54,943	61,075	109,480	106,024
Tax impact of adjustments(i)	(6,771)	(12,171)	(12,279)	(18,348)
Adjusted net income from continuing operations	$48,172	$48,904	$97,201	$87,676

Basic earnings per share from continuing operations	$0.23	$0.10	$0.37	$0.18
Diluted earnings per share from continuing operations	$0.23	$0.10	$0.37	$0.18

Adjusted basic earnings per share from continuing operations(1)	$0.29	$0.30	$0.59	$0.54
Adjusted diluted earnings per share from continuing operations(1)	$0.29	$0.30	$0.59	$0.54

Weighted average shares outstanding
Basic	164,481	162,833	164,319	161,701
Diluted	164,936	164,150	164,774	162,984
(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculations was less than $1 million for the three and six months ended June 27, 2026, and less than $1 million and $1 million for the three and six months ended June 28, 2025, respectively. Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculations was less than $1 million for the three and six months ended June 27, 2026 and June 28, 2025.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on May 19, 2026, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three and six months ended June 27, 2026, compared to the three and six months ended June 28, 2025.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(in thousands)		As Restated		As Restated
Net income from continuing operations	$37,274	$16,432	$61,105	$29,940
Income tax expense	13,773	8,130	23,180	13,584
Interest expense, net	20,791	31,146	44,243	67,412
Depreciation and amortization	22,157	19,129	43,488	39,440
EBITDA	93,995	74,837	172,016	150,376
Acquisition related costs(a)	118	983	288	998
Non-core items and project costs, net(b)	1,511	(1,134)	4,003	2,076
Cloud computing amortization(c)	5,450	3,948	10,635	5,829
Share-based compensation expense(d)	5,101	10,663	11,449	22,923
Foreign currency transaction loss (gain), net(e)	1,212	(8,659)	10,142	(9,130)
Impairment, (gain) loss on sale of assets, net, and closed store expenses(f)	(373)	34,314	733	44,208
Loss on debt extinguishment(g)	—	—	1,820	—
Adjusted EBITDA	$107,014	$114,952	$211,086	$217,280
Note: Adjusted EBITDA presented above included restatement-related, non-recurring costs of $11.8 million for the three months ended June 27, 2026, and $20.9 million for the six months ended June 27, 2026.

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a)Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future, we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs and non-ordinary course legal reserves and settlements.
(c)Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)Represents non-cash share-based compensation expense.
(e)Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of the intercompany loans as well as gains and losses on cross-currency swaps.
(f)Consists of the following items (i) asset impairments, (ii) losses, net on sale leasebacks, disposal of assets, including assets held for sale, or sale of business; and (iii) closed store expenses.
(g)Represents charges incurred related to the Company’s partial repayment of the 2020-1 Senior Notes and full repayment of the 2019-2 Senior Notes.
(h)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
(i)Represents the tax impact of adjustments associated with the reconciling items between net income from continuing operations and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 21% to 26.5% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(in thousands)		As Restated		As Restated
Take 5	$114,882	$106,538	$224,354	$202,933
Franchise Brands	41,163	43,549	82,520	86,429
Auto Glass Now	3,482	10,081	9,416	15,398
Corporate and Other	(52,513)	(45,216)	(105,204)	(87,480)
Adjusted EBITDA	$107,014	$114,952	$211,086	$217,280

Note: Adjusted EBITDA presented above included restatement-related, non-recurring costs of $11.8 million for the three months ended June 27, 2026, and $20.9 million for the six months ended June 27, 2026.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended June 27, 2026
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Total
System-wide Sales
Franchised stores	$183,099	$1,092,957	$—	$1,276,056
Company-operated stores	277,111	2,801	72,692	352,604
Total System-Wide Sales	$460,210	$1,095,758	$72,692	$1,628,660

Store Count (in whole numbers)
Franchised stores	569	2,685	—	3,254
Company-operated stores	852	11	206	1,069
Total Store Count	1,421	2,696	206	4,323

	Three Months Ended June 28, 2025
	Take 5	Franchise Brands	Auto Glass Now	Total
(in thousands)	As Restated
System-wide Sales
Franchised stores	$149,119	$1,070,582	$—	$1,219,701
Company-operated stores	257,449	4,654	71,177	333,280
Total System-Wide Sales	$406,568	$1,075,236	$71,177	$1,552,981

Store Count (in whole numbers)
Franchised stores	485	2,660	—	3,145
Company-operated stores	759	13	214	986
Total Store Count	1,244	2,673	214	4,131

	Six Months Ended June 27, 2026
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Total
System-wide Sales
Franchise stores	$353,055	$2,152,039	$—	$2,505,094
Company-operated stores	548,823	5,315	135,598	689,736
Total System-wide Sales	$901,878	$2,157,354	$135,598	$3,194,830

Store Count (in whole numbers)
Franchise stores	569	2,685	—	3,254
Company-operated stores	852	11	206	1,069
Total Store Count	1,421	2,696	206	4,323

	Six Months Ended June 28, 2025
	Take 5	Franchise Brands	Auto Glass Now	Total
(in thousands)	As Restated
System-wide Sales
Franchise stores	$285,807	$2,099,956	$—	$2,385,763
Company-operated stores	508,249	8,646	130,516	647,411
Total System-wide Sales	$794,056	$2,108,602	$130,516	$3,033,174

Store Count (in whole numbers)
Franchise stores	485	2,660	—	3,145
Company-operated stores	759	13	214	986
Total Store Count	1,244	2,673	214	4,131